                                                                    Exhibit 10.5

                                                                       B. ELKINS


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (this "Agreement") is hereby made and entered into as of the 21st day of July 2003, by and between DIRECT GENERAL CORPORATION, a Tennessee corporation ("Company") and BARRY D. ELKINS, a natural person residing in Brentwood, Tennessee ("Employee"). Company and Employee are entering into this Agreement in order to set forth, in definitive written form, their respective rights and obligations in what each of them intends to be a long-term and amicable continuing employment relationship. Consideration for this Agreement consists of the continued employment of Employee under the terms hereof and the other undertakings herein made. The sufficiency, adequacy and receipt of said consideration are by execution hereof acknowledged by Company and by Employee, each of which enters into this Agreement with the intention of being bound hereby and AGREES as follows:

         1. EMPLOYMENT. Company hereby continues the employment of Employee as Chief Financial Officer and Senior Vice President of Direct General Corporation, and Employee hereby accepts such continuation of employment.

         2. TERM. Employee's term of employment as Senior Vice President and Chief Financial Officer on the terms hereinafter set forth shall be for a period of three (3) years (the "Term") beginning on the closing of the IPO (as such term is defined below); provided, however, that this Agreement may be terminated prior to expiration of the Term pursuant to paragraph 12 herein below.

         3. EXCLUSIVITY. Employee shall devote all of his time during reasonable business hours to performance of his duties under this Agreement. Nothing herein shall restrict Employee, with the Company's prior written consent, from service on charitable or civic organization boards of directors (which consent the Company shall not unreasonably withhold, it being the belief of the parties that Employee's service on a reasonable number of such boards furthers his interests and the Company's interests). It is further understood that Employee may be elected to serve as an officer or director by appropriate corporate action of the Company or of any one or more of the Company's affiliates and, if elected, will so serve.

         4. DUTIES AND RESPONSIBILITIES. Employee will render services customarily performed by the Chief Financial Officer and Senior Vice President. Employee's duties and responsibilities will include (but not by way of limitation) those set forth on Exhibit "A" hereto and he shall use his good faith and diligent efforts to perform such duties and responsibilities set forth on Exhibit "A" hereto and such other duties and responsibilities as the Company's Board of Directors (or "Board") or Chief Executive Officer (or "CEO") of the Company shall prescribe.


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So long as Employee is employed by the Company, whether within the Term of this
Agreement or otherwise, and for a period of twelve (12) months following Employee's termination of employment for any reason, Employee shall not make any statement that is disparaging about the Company, any of its officers, directors, or shareholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the businesses of the Company or its affiliates. During the same period Employee will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

         5. ANNUAL BASE SALARY. During the term of Employee's employment hereunder, Company will pay Employee a base salary of One Hundred and Ninety Thousand ($190,000.00) Dollars per year, payable as nearly as practical in equal installments and with the frequency then used by the Company in paying its other employees. The Company's Board of Directors or Compensation Committee of the Board ("Compensation Committee") shall annually review such base salary and may increase or decrease such base salary, but shall not decrease it to less than $190,000. It is intended by the parties that base salary and other compensation herein provided shall compensate Employee for all services rendered as Senior Vice President and Chief Financial Officer and any other position he may serve as director or officer of the Company and its affiliates.

         6. STOCK OPTIONS. Subject to the discretion and approval of the Board of Directors or the Compensation Committee, upon an initial public offering of the common stock of the Company ("IPO") during the term of Employee's employment hereunder, the Company will grant to Employee Incentive Stock Options ("ISOs") for the purchase of Two Thousand Five Hundred (2,500) shares of common stock of the Company. Said number of ISO shares shall be adjusted in the event of a split of the Company's common stock in connection with the IPO. Unless otherwise determined by the Board of Directors or the Compensation Committee in accordance with the Plan (defined below), the per share exercise price for said ISOs shall be equal to the initial offering price per share at the time of the IPO. The vesting schedule and other terms of the said ISOs shall be determined by the Company's Board of Directors or the Compensation Committee, and shall be determined in accordance with the terms of the Company's recently adopted 2003 Equity Incentive Plan (the "Plan").

         7. FRINGE BENEFITS. During the term of this Agreement, Company shall:

                  (a) EMPLOYEE BENEFIT PLANS. Provide Employee the opportunity to participate in the same medical, health, hospitalization and other insurance coverage and retirement plans in which Company provides its other full-time employees an opportunity to participate.

                  (b) PAID TIME OFF. Allow Employee to take paid time off (or "Paid Time Off" or "PTO," which includes vacation days) in the same manner as is provided for other senior officers of the Company.

                  (c) BUSINESS EXPENSES. Reimburse Employee for reasonable out-of-pocket expenses he incurs on behalf of himself or the Company in connection with the performance of his duties and responsibilities under this Agreement, subject to the applicable reimbursement policy in effect at the time.

                  (d) COMPANY VEHICLE. Provide Employee with a Company vehicle in the same manner as is provide for other senior level officers of the Company.

         8. INCENTIVE COMPENSATION. The Board of Directors or the Compensation Committee shall, usually during the month of April, annually consider an incentive payment to Employee to be paid in one lump sum, payable promptly after action by the Board or Compensation Committee and subject to a maximum of fifty percent (50%) of Employee's base salary. In framing its decision on the amount of incentive compensation to be paid to Employee, if any, the Company's Board of Directors or Compensation Committee shall take into account the Company's business and financial condition and operating results achieved and Employee's contribution toward attainment of Company objectives as may be determined from time to time by the CEO, Board of Directors, or Compensation Committee, pursuant to any executive cash bonus plan adopted by the Board or Compensation Committee under the Plan, or otherwise. No incentive compensation shall become payable hereunder until and unless the Company's Board of Directors or Compensation Committee shall award it.

         9. USE OF EMPLOYEE'S NAME, ETC. Employee hereby grants the Company the right during the term of this Agreement to make use of, and to permit others to make use of the, the Employee's name, pictures, photographs, and other likenesses, and voice, in connection with the advertising, publicity and exploitation of any Company products, or in connection with the use or implementation of any of the Employee's services hereunder or the proceeds thereof. The right to use any of the foregoing shall continue as a non-exclusive and non-compensable right for one (1) year after termination of Employee's employment with Company by Employee's resignation or by Company for cause, and for six (6) months following termination of Employee's employment with Company without just cause; provided, however, in such event, Company shall not, directly or indirectly, represent Employee as endorsing any product or service without the Employee's written consent, which shall not be unreasonably withheld.

         10. INSURANCE. Employee shall cooperate with the Company if it applies for, in its own name or otherwise, but at its expense, keyman life, health, accident or other insurance covering Employee, and acknowledges that the Company may do so for any amount that it deems desirable. Unless otherwise agreed, the Employee and his family will have no right, title or interest in or to such insurance. Employee shall, if requested, assist the Company in procuring such insurance by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as insurer may require.


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

         11. RECORDS. Upon termination of this Agreement, Employee shall not be entitled to keep or preserve any record, document or other instrument of Company, or any copy thereof, and shall return all such property to the Company.

         12.      TERMINATION.

                  (a) FOR CAUSE. Company may terminate employment of Employee "for cause" upon the occurrence of any of the following:

                           (i) Employee's refusal to perform, or failure to perform, in a normal business manner those duties under this Agreement or those assigned to him by the Board of Directors of the Company or by the Chief Executive Officer;

                           (ii) Employee's failure or refusal to obey and materially comply with any instructions promulgated in good faith by its Chief Executive Officer or any rules, policies and regulations of Company respecting the operations of Company;

                           (iii) Employee's engaging in any misconduct which materially and demonstrably injuries the Company; or

                           (iv) Employee's engaging in any unlawful conduct in connection with his duties of employment with Company, or any acts of dishonesty in connection therewith, conviction of a felony, or of a misdemeanor involving moral turpitude.

If Employee's employment terminates "for cause" as described above, then this Agreement shall terminate and Employee shall receive base compensation accrued through the date of termination and a continuation of his base salary through the relevant period of non-competition imposed by Section 17(a) of this Agreement or the end of this Agreement Term, whichever is earlier (any such continuation salary is subject to any customary applicable withholding), but Employee shall not be entitled to receive any other compensation from the Company, unless provided for in this Agreement.

                  (b) DEATH OR DISABILITY. This Agreement shall terminate without other or further liability of any party hereto upon the death or permanent disability of Employee, provided such termination due to permanent disability does not otherwise violate applicable law. Upon such termination, Employee, or in the case of death, Employee's spouse, shall receive base compensation accrued through the date of termination (subject to any customary applicable withholding). As herein used, the term "permanent disability" shall mean physical or mental impairment of Employee to such an extent that he is thereby unable to perform his normal duties and obligations under this Agreement for a period of one hundred and twenty (120) cumulative days during any twelve
(12) month period.

                  (c) RESIGNATION. This Agreement shall terminate upon Employee's resignation without other or further liability of any party hereto, except for and to the extent that specific provisions hereof contemplate their survival following termination. Upon such termination, Employee shall receive base compensation accrued through the date of termination (subject to any customary applicable withholding).

                  (d) WITHOUT JUST CAUSE. Company may terminate employment of Employee at any time "without just cause". Termination "without just cause" means termination of Employee's employment by Company that is initiated by Company and is not for one of the above-enumerated reasons. If Employee's employment terminates "without just cause" as described above, then this Agreement shall terminate and Employee shall receive base compensation accrued through the date of termination and a continuation of his base salary through the relevant period of non-competition imposed by Section 17(a) of this Agreement or the end of this Agreement Term, whichever is earlier, (any such continuation salary is subject to any customary applicable withholding), but Employee shall not be entitled to receive any other compensation from the Company, unless provided for in this Agreement.

                  (e) EFFECT OF TERMINATION WITH RESPECT TO FRINGE BENEFITS. Upon termination of this Agreement, the Company's obligation to provide any fringe benefits provided for herein shall be as follows:

                           (i)      EMPLOYEE BENEFIT PLANS. Employee's
                  participation in all employee benefit plans shall cease in accordance with the provisions of such plan documents, except that Employee's medical, health, and hospital coverage for himself and family shall continue during any period of time that his base salary is continued pursuant to Sections 12(a) (termination "for cause"), 12(c) ("resignation"), and 12(d) (termination "without just cause") hereof, with the same premium or contribution rate payable by Employee to the Company as the Company's full time employees are required to pay to the Company for the same coverage during the same time period.

                           (ii) PAID TIME OFF. Employee shall be paid for any PTO hours accrued through the date of termination in accordance with the Company's policy for payment of PTO in effect at that time. Employee shall not accrue PTO hours during any period of time that his base salary is continued pursuant to Sections 12(a) (termination "for cause"), 12(c) ("resignation"), and 12(d) (termination "without just cause") hereof.

                           (iii) BUSINESS EXPENSES. Company shall reimburse Employee any reasonable out-of-pocket expenses he incurred on behalf of himself or the Company prior to or after termination of this Agreement, so long as such expenses are bona fide and incurred in connection with the performance of his duties and responsibilities hereunder.

                           (iv) COMPANY VEHICLE. The Company's obligation to provide Employee a Company vehicle shall cease.

          13. INVENTIONS AND CREATIONS. Employee agrees that all inventions, discoveries, improvements, ideas and other contributions that relate in any manner to the specific business of the Company and that are the proprietary property of the Company (herein called collectively "Inventions") whether or not patented or patentable, copyrighted or copyrightable, or otherwise protectable in law, which are conceived, made, developed or acquired by Employee, either individually or jointly, during his employment with the Company, shall belong to the Company, and by execution hereof Employee assigns and transfers to the Company his entire right, title and interest in the Inventions

         14. REMEDIES. In addition to, and not in limitation of, the remedies set forth in Section 17(b) of this Agreement, as related to Section 17 hereof, Employee acknowledges that legal remedies for the breach of this Agreement would be inadequate and that in addition to damages or other remedies provided herein or by law or equity, upon a breach or threatened breach by Employee of any of the covenants contained in this Agreement, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief in the form of specific performance, preliminary or permanent injunction, or any other appropriate equitable remedy against Employee prohibiting any breach or further breach of this Agreement.

         15. AMENDMENT AND ASSIGNMENT. This Agreement may be amended only by a writing signed by both parties hereto. This Agreement, and the rights, duties and obligations shall not be assignable by Employee, because the services to be rendered hereunder are unique and personal. There is no prohibition on assignment of this Agreement by Company to one of its affiliates, and the Company's rights, duties and obligations hereunder shall be binding upon, and inure to the benefit of, Company and its affiliates, successors and assigns.

         16. CONFIDENTIAL INFORMATION. Employee and Company have entered into that certain Confidentiality Agreement dated as of January 22, 2003 (the "Confidentiality Agreement") and the parties hereby reconfirm their respective rights and obligations under said Confidentiality Agreement with respect to the subject matter contained therein.

         17. NONCOMPETITION. Employee acknowledges that he has specialized knowledge and experience in the Company's and its affiliates' businesses, that his reputation and contacts within the industry are considered to be of great value to the Company and its affiliates, and that if his knowledge, experience, reputation or contacts are used to compete with the Company or its affiliates, then serious and irreparable harm would be caused to the Company and its affiliates.

                  (a) RESTRICTIONS UPON EMPLOYEE'S TERMINATION OR RESIGNATION. Except as otherwise provided herein below, if Employee resigns his employment with the Company


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

or Employee is terminated "for cause" or "without just cause", Employee, shall not for a period of SIX (6) MONTHS or the end of the Agreement Term, whichever is earlier, thereafter, without prior written consent of the Company, directly or indirectly own an interest in, manage operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, any business or enterprise engaged in or planning to be engaged in writing, issuing, underwriting, selling distributing or re-insuring personal property and casualty insurance products or any other business in which the Company is engaged in, including financing of premiums; provided that this restriction shall apply only with respect to the states in which the Company or its affiliates are doing business or are making an active effort to do business during the term of this Agreement. Additionally, during the SIX (6) MONTH period following termination, Employee shall not directly or indirectly solicit, entice or seek to induce or influence any employee of the Company (including any affiliate of the Company) to leave his/her employment with the Company or its affiliates. Nothing herein shall prevent Employee's acquiring, for investment purposes, equity interests in any such business or enterprise so long as (i) no such equity interest exceeds five percent (5%) of the investee's business or enterprise's equity and (ii) Employee does not have any relationship with such investee's business or enterprise that is otherwise restricted by this paragraph. Furthermore, nothing herein shall prevent Employee, at any time after termination of his employment, from returning to the public accounting profession in any state and providing auditing or accounting services that are customary with such profession.

                  (b) REMEDIES FOR BREACH. The parties hereto recognize that the services to be rendered under this Agreement by Employee are of a special and unique character; and in the event the Employee shall violate any of the restrictions set forth in this Section 17, then Company may, in any court of competent jurisdiction, obtain damages for any such breach of this Agreement, enforce the specific performance hereof, or enjoin Employee from performing any prohibited act hereunder. Nothing herein contained shall be construed to prevent Company's election of any such remedy in law or in equity in the event of the breach of this Section 17 by Employee.

                  (c) JUDICIAL MODIFICATION AND SEVERABILITY. If any provision of this Section 17 shall be held to be invalid or unenforceable, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included herein. In the event the terms of this Section 17 relating to duration, subject matter, or territory shall be declared by a court of competent jurisdiction to exceed the maximum duration, subject matter, or territory, such court deems reasonable and enforceable, then the provision(s) deemed unenforceable shall be amended to reflect the maximum duration, subject matter or territory which shall be enforceable.

         18. APPLICABLE LAW. This Agreement is subject to and not in abrogation of the applicable laws of the United States of America and shall be construed and enforced in accordance with the laws of the State of Tennessee.

         19. INDEMNITY. To the extent permitted by law and the Company's charter and bylaws, the Company will indemnify the Employee against any claim or liability including, but not limited to, any claim regarding the use by Company of the Employee's name or likeness and will hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission of the Employee performed or made in good faith on behalf of the Company pursuant to this Agreement. The Company will not be obligated to pay the Employee's legal fees and related charges of counsel during any period that the Company furnished, at its expense, counsel to defend the Employee; but any counsel furnished by the Company must be reasonably satisfactory to the Employee.

         20. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, the affiliates of the Company, and the parties' respective heirs, successors, assigns, and personal legal representatives.

         21. SEVERABILITY. In addition to the applicability of Section 17(c) hereof, should any other provision of this Agreement be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision shall be amended by the parties hereto so as to make it valid, legally enforceable but keeping it as close to its original meaning as possible. The invalidity, illegality or unenforceability of any provisions shall not affect, in any manner, the other provisions herein contained which shall remain in full force and effect.

         22. WAIVER. No failure by the Company to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver. No breach or default of any provision of this Agreement will be waived, altered or modified, and the Company will not waive any of its rights, except by a written instrument executed by the Company. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

         23.      MISCELLANEOUS.

                  (a) NOTICE. All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, electronic mail, fax, or other written means of communication to the parties at their addresses set forth below, or to such other addresses and fax numbers as to which notice is given:

                           (i)      IF TO THE COMPANY:

                                    Direct General Corporation
                                    Attention:  William C. Adair, CEO
                                    2813 Business Park Drive, Building I
                                    Memphis, Tennessee 38118
                                    Fax: (901) 541-3382


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

                                    WITH COPY TO:

                                    Direct General Corporation
                                    Attention: Ronald F. Wilson, General Counsel
                                    1281 Murfreesboro Road
                                    Nashville, Tennessee 37217

                           (ii)     IF TO THE EMPLOYEE:

                                    Barry D. Elkins
                                    9554 Keeneland Drive
                                    Brentwood, Tennessee 37027

                                    WITH COPY TO:

                                    -------------------


                  Notice will be deemed given on receipt.

                  (b) HEADINGS. Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

                  (c) ENTIRE AGREEMENT. This Agreement, its Exhibits, and the Confidentiality Agreement constitute the entire agreement of the parties with respect to the matters herein addressed and supersedes any and all prior agreements or understandings between them. This Agreement is not intended to amend, and does not amend, any document referred to in it.

         24. ARBITRATION. Any dispute, controversy or claim arising between the parties hereto concerning the terms of this Agreement, other than with respect to Section 17 hereof and with respect to the equitable remedies provided in Section 14 hereof, shall be determined by binding arbitration in Davidson County, Tennessee, in accordance with the then-current rules and regulations promulgated by the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

         25. FURTHER ASSURANCES. The parties hereto shall execute such other and further documents, and take such further actions, as may be reasonably necessary in order to carry out the intentions of this Agreement.

         26. EMPLOYMENT-AT-WILL. If the full Term of this Agreement, is completed hereunder and the Company and Employee have not expressly extended this Agreement


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

or its Term in accordance with Section 15 (Amendment and Assignment) hereof, then immediately following the completion of the Term, the employment relationship between the Company and Employee shall revert automatically to the status of an employment-at-will relationship under the laws of the State of Tennessee, and at that time no contract of employment for a fixed period of time, minimum compensation, specified title or responsibilities, or any other terms shall exist or be deemed to exist between the Company and Employee.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and date first above written.


                                         EMPLOYER:
                                         DIRECT GENERAL CORPORATION

                                        By    /s/ Tammy R. Adair
                                          ----------------------------------

                                        Name      Tammy R. Adair
                                            --------------------------------

                                        Title     Executive Vice President
                                             -------------------------------

                                         EMPLOYEE:


                                         By /s/ Barry D. Elkins
                                           ---------------------------------
                                             BARRY D. ELKINS

EXHIBIT "A"

                     EMPLOYEE'S DUTIES AND RESPONSIBILITIES


DUTIES AND RESPONSIBILITIES OF CHIEF FINANCIAL OFFICER AND SENIOR VICE PRESIDENT INCLUDE THE FOLLOWING:

1. FINANCIAL PLANNING AND ACCOUNTING PRACTICES. Reports to the Chief Executive Officer and makes recommendations to the Company's Board of Directors, Audit Committee of the Board, and the Chief Executive Officer regarding financial planning and accounting practices for the Company and its subsidiaries. Oversees the implementation of the such planning and practices as directed by the Company's Board of Directors, Audit Committee, or the Chief Executive Officer. Such responsibilities may include, but are not limited to, budgeting, forecasting, and cash flow projections of Direct General Corporation and its subsidiaries.

2. FINANCIAL OVERSIGHT. Monitors the preparation and content of the financial statements of the Company and its subsidiaries and oversees the tracking and use of the Company's assets.


3. REGULATORY REPORTING. Assists in and ensures that monthly, quarterly and annual state statutory and other regulatory reports are prepared and issued in a timely and efficient manner. Oversees implementation of all necessary and appropriate procedures to ensure accuracy and compliance with all state and federal finance, accounting and tax regulations.

4. REVENUE PLANNING. In consultation with the Company's Chief Executive Officer, makes recommendations, and, if requested, oversees the implementation of plans and strategies to increase the Company's revenues.

5. FINANCIAL ADVICE. Serves, if requested by the Company's Board of Directors, Audit Committee, or Chief Executive Officer as advisor on financial matters and recommends appropriate strategies and courses of action.

6. ADMINISTRATION OF PERSONNEL. Supervises the Company's Controller and Treasurer and has general administrative oversight responsibility for the Company's treasury and accounting staff.

7. FINANCIAL AND SEC REPORTING AND COMPLIANCE. Oversees and assists in the preparation of all the Company's financial statements and periodic reports for financial and Securities Exchange Commission reporting purposes. Directs and ensures compliance with regulations and practices related to SEC compliance and certifications.

8. POLICY ENFORCEMENT. Assists in enforcement of the Company's policies, practices and procedures related to finance, accounting, and tax matters.

9. GENERAL BUSINESS ACTIVITIES. Assists and advises, if requested by the Chief Executive Officer, in planning, organizing, implementing, and controlling the Company's general business objectives and activities.

10. SECONDARY AND DEVELOPING RESPONSIBILITIES. Although Employee's primary activities shall be focused on the foregoing list of duties and responsibilities, as the business needs of the Company grow and develop, and as requested by the Board of Directors or the Chief Executive Officer, Employee may be asked to perform other duties and responsibilities for the Company and its subsidiaries that are not currently foreseen and not specifically identified on this Exhibit "A", but that nevertheless are consistent with the role of Chief Financial Officer and/or Senior Vice President.


                                   ***********


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